CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



     I consent to the incorporation of my report dated July 1, 2004 on the financial statements of Telecommunication Products, Inc. as of March 31, 2004 and for the years ended March 31, 2004 and 2003, which is included in this Form SB-2 dated August 10, 2004 of Telecommunication Products, Inc. and to the reference to my Firm under the caption "Experts" in the Form SB-2.


                                                     /s/ Larry O'Donnell
                                                      LARRY O'DONNELL, CPA, P.C.

August  10,  2004
Aurora,  Colorado